Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and the related prospectuses of Simon Property Group, Inc. for the registration of equity securities and for Simon Property Group, LP. for the registration of non-convertible investment grade debt securities and to the incorporation by reference therein of our reports dated March 7, 2006, with respect to the consolidated financial statements and schedule of Simon Property Group, L.P., Simon Property Group, L.P. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Simon Property Group, L.P., included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission. We also consent to the incorporation by reference therein of our reports dated March 7, 2006, with respect to the consolidated financial statements and schedule of Simon Property Group, Inc., Simon Property Group, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Simon Property Group, Inc., incorporated by reference or included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Indianapolis, Indiana
March 15, 2006